Exhibit 10.1
                             SHAREHOLDERS AGREEMENT

         THIS SHAREHOLDERS AGREEMENT (the "Agreement"), made as of the 17th day of May, 2000, by and among Big Technologies, Inc, a Delaware corporation having an address at 236 Huntington Avenue, #215, Boston 02115 (the "Company"), TekInsight.Com, Inc., a Delaware corporation having an address at 5 Hanover Square, 24th Floor, New York, NY 10004 ("Tek") and the shareholders listed on
Schedule I hereto and such other persons as sign counterparts to this Agreement (the "Shareholders" and, individually, a "Shareholder").

         WHEREAS, management of the Company believes that it is in the best interests of the Company that this Agreement be executed by the parties hereto, and the parties are willing to execute this Agreement and to be bound by the provisions hereof.

         NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and in consideration of the mutual promises set forth below, the parties hereto, intending to be legally bound, agree as follows:

         1. Definitions of Shares. As used in this Agreement, "Shares" shall mean and include all shares of common stock of the Company, $.01 par value (the "Common Stock"), together with any shares of Common Stock and other capital stock of the Company acquired as a result of any conversion, stock split, stock dividend, recapitalization or the like. For all purposes of this Agreement, options and other securities convertible into or exchangeable or exercisable for Common Stock shall be deemed to be equivalent to the number of shares of Common Stock which they may be exercised or exchanged for or converted into, as of the applicable date, with appropriate adjustments, to reflect applicable exercise prices.

         2. Voluntary Transfers; Term(a) . (a) Each Shareholder hereby agrees that it will not sell, assign, encumber, transfer pursuant to any pledge, or make any other disposition or transfer (each a "Transfer") of any Shares now or hereafter owned by it unless all of the provisions of this Agreement that are applicable to such Transfer have been complied with.

         (b) This Agreement shall terminate upon, and shall not be applicable to transactions occurring after, the closing by the Company of a Qualified Public Offering (as defined in Section 3(b) hereof).

         3. Prohibited and Permitted Transfers(a) . (a) From and after the date hereof, except as permitted by Sections 3(a) and 3(b) hereof, no Shareholder shall sell, assign, transfer, pledge, hypothecate, mortgage, encumber or dispose of all or any of its Shares without the approval of the Company. Notwithstanding the foregoing, a Shareholder may transfer all or any of his Shares without complying with this Section 3(a) (such Transfer being a "Permitted Transfer"):
(i) if the Shareholder is an individual, by way of gift to his spouse or to the siblings or lineal descendants or ancestors of such Investor or his spouse, or to any trust for the benefit of any one or more of the foregoing; provided, that any such transferee shall agree in writing, as a condition to such transfer, to be bound by all of the provisions of this Agreement to the same extent as if such transferee were the Shareholder transferring such Shares; (ii) if the Shareholder is an individual, by will or the laws of descent and distribution; provided, that such Shares shall thereafter remain subject to the provisions of this Agreement to the same extent they would be if

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held by the Shareholder; (iii) by any sale or disposition pursuant to the closing of a Qualified Public Offering (as defined in Section 3(b) hereof); (iv) pursuant to a merger or consolidation of the Company with any other entity in which all of the Shareholders are participating on a ratable basis (based upon the number and class of Shares held); or (v) to another Shareholder; provided, that such Shares as are transferred to a Shareholder shall thereafter remain subject to the provisions of this Agreement. Notwithstanding any other provision of this Agreement to the contrary, with respect to any Shareholder which is a partnership, in the event of the distribution of the Shares then held by such Shareholder to its partners, upon delivery to the Company of a written instrument (in form and substance satisfactory to the Company) pursuant to which such partners severally agree to remain subject to the obligations of the Shareholder hereunder, the provisions hereof shall inure to the benefit of and be binding upon the partners of such Shareholder.

         (b) As used in this Agreement, a "Qualified Public Offering" shall mean
(i) the closing of an underwritten public offering pursuant to an effective registration statement under the Securities Act covering the offer and sale of the Company's Common Stock to the public in which the proceeds received, without deduction for any offering expenses (including underwriting discounts and commissions), equal or exceed $20,000,000, as adjusted for stock dividends, stock splits, recapitalization and the like or (ii) a merger or consolidation with or sale of all or substantially all of the assets of the Company to a corporation the shares of which are listed on a recognized stock exchange or are sold in the over-the-counter market.

         4. Drag-Along Sale. (a) In the event that Tek proposes to sell, assign, transfer or otherwise dispose of such number of shares of Common Stock, or other securities of the Company convertible into, or exchangeable or exercisable for Common Stock, constituting a minimum of 30% of the outstanding Shares held of record or beneficially by Tek, in a single transaction or series of related transactions (a "Sale"), then Tek may require in connection with such Sale that the Shareholders sell at the same price and on the same terms as Tek, the same proportion of such Shareholders' Shares (on a Common Stock equivalent basis as if the convertible, exchangeable or exercisable securities were converted into Common Stock) as the proportion being sold of Tek's aggregate holdings of Shares in the Sale.

         (b) In the event that Tek elects to exercise the right set forth in
Section 4(a) to require the Shareholders to sell their Shares, Tek shall give written notice (the "Notice of Sale") of such Sale to the other Shareholders. The Notice of Sale shall describe in reasonable detail the proposed Sale including, without limitation, the identity of the proposed transferee, if known, the number of shares of Common Stock, and securities convertible into, or exchangeable or exercisable for, Common Stock to be sold, assigned, transferred or otherwise disposed of, the nature of such Sale and the consideration to be paid and shall advise the Shareholders that they are required to participate pro rata in such transaction. Upon receipt of such Notice of Sale, each Shareholder shall sell, at the same price per share and on the same terms and conditions as involved in such Sale, the same percentage of Shares owned (and deemed to be owned hereunder, including convertible, exchangeable or exercisable securities on a Common Stock equivalent basis) by such Shareholder as equals the percentage of Shares owned (and deemed to be owned hereunder, including convertible, exchangeable or exercisable securities on a Common Stock equivalent basis) by Tek and are being sold in connection with such Sale. For purposes of all the foregoing calculations, there shall be included all shares of Common Stock then owned by

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a Shareholder, as applicable, and all shares of Common Stock issuable to a
Shareholder, as applicable, upon the conversion, exchange or exercise of any securities of the Company convertible into, or exchangeable or exercisable for, Common Stock.

         5. Tag-Along Rights. (a) If Tek proposes to enter into a Sale of securities constituting a minimum of 30% of the outstanding Shares held of record or beneficially by Tek, in a single transaction or a series of related transactions, then prior to the consummation thereof each Shareholder shall be afforded the opportunity to join in such Sale and to sell at the same price and on the same terms as Tek, the same proportion of such Shareholders' Shares (on a Common Stock equivalent basis as if the convertible, exchangeable or exercisable securities were converted into Common Stock) as the proportion being sold of Tek's aggregate holdings of Shares in the Sale. Any purported Sale subject to this Section 5 not made in compliance with this Section 5 shall be void and shall not be consummated upon the books and records of Tek.

         (b) Prior to the consummation of any Sale under this Section 5, Tek shall cause each person or persons that propose to acquire Shares in the Sale (the "Proposed Purchasers") to offer (the "Purchase Offer") in writing to each Shareholder to purchase that percentage of Shares at the same price per share (the "Tag-Along Price"), and on such other terms and conditions (the "Tag-Along Terms"), as the Proposed Purchaser has offered to purchase the Shares to be sold by Tek. Each Shareholder shall have at least 10 days from the receipt of the Purchase Offer in which to accept the Purchase Offer and, to the extent any such Shareholder accepts such Purchase Offer in accordance with the terms hereof, the number of Shares to be sold in such Transfer shall be so increased.

         (c) The provisions of this Section 5 shall not apply to Permitted Transfers made in accordance with Section 3. In the event that a Transfer subject to this Section 5 is proposed to be made to a person other than a Shareholder, Tek shall notify such person that the transfer is subject to this Agreement and shall ensure that no Transfer is consummated without compliance with this Section 5.

         6. Preemptive Rights. (a) The Company hereby grants to each Shareholder a preemptive right to purchase all or any part of such Shareholder's "pro rata share" (as defined in this Section 6) of any "New Securities" (as defined in this Section 6) that the Company may, from time to time, propose to sell or issue. Such preemptive right shall be subject to the following provisions of this Section 6.

         (b) A Shareholder's "pro rata share," for purposes of this Section 6, is the ratio that (i) the number of Shares then held by such Shareholder bears to (ii) the total number of Shares then held by all Shareholders.

         (c) "New Securities" shall mean any Shares of capital stock of the Company, including shares of Common Stock and shares of preferred stock or other shares of capital stock of the Company which are convertible into Common Stock ("Convertible Shares") and securities, such as rights, options and warrants exercisable for shares of Common Stock; whether now authorized or not; provided, however, that "New Securities" shall not include (i) securities issuable upon exercise or conversion of securities outstanding on the date hereof, (ii) securities offered to the public generally pursuant to an effective registration statement under the Securities

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Act of 1933, as amended, (iii) securities issued pursuant to the acquisition by the Company of another person or assets of another person, whether by merger, purchase of shares, purchase of assets, or other reorganization, (iv) securities issued to officers, directors or employees of, or consultants to, the Company pursuant to any arrangement or stock option plan approved by the Board of Directors of the Company, (v) securities issued to third parties in exchange for goods and services provided to the Company (or any of its subsidiaries) by such third parties, on terms approved by the Board of Directors of the Company, (vi) securities issued to any lender or other person providing financing to the Company, (vii) shares of the Company's capital stock issued pursuant to any rights or agreements including, without limitation, Convertible Securities, provided that the preemptive rights established by this Section 6 apply with respect to the initial sale or grant by the Company of such rights or agreements, or (viii) shares of the Company's capital stock issued in connection with any stock split, stock dividend, recapitalization, or similar transaction by the Company.

         (d) Procedure. In the event that the Company proposes to undertake an issuance of New Securities, the Company shall give each Shareholder written notice of its intention, describing the type of New Securities and the price and general terms upon which the Company proposes to issue the same. Each Shareholder shall have five (5) business days from the date any such notice is given to agree to purchase all or any part of its pro rata share of such New Securities for the price and upon the general terms specified in the notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased.

         (e) In the event that any Shareholder fails to exercise its preemptive right within such five (5) business day period, the Company shall have ninety
(90) days thereafter to sell the New Securities with respect to which any such Shareholder's preemptive rights were not exercised, at a price and upon general terms no more favorable to the purchasers thereof than specified in the Company's notice. In the event the Company has not sold the New Securities within such ninety (90) day period, the Company shall not thereafter issue or sell any New Securities without first offering such securities to the Shareholder in the manner provided in this Section 6.

         (f) The preemptive right granted under this Section 6 shall expire upon the completion by the Company of a Qualified Public Offering.

         7. Voluntary Lifetime Disposition. (a) If any Shareholder receives a bona fide, non-collusive offer to purchase all or any portion of its Shares, which such Shareholder intends to accept (the "Offer"), it shall first give notice to the Company and Tek of such intention. Such notice shall state the name and address of the proposed transferee, the Offer price, type of consideration and the other terms and conditions of the Offer. Tek shall then have the option, exercisable by giving notice to the offeror and such Shareholder within 10 days following the date on which such notice of intention to transfer is given, to purchase all or a portion of the Shares proposed to be transferred for such consideration per Share in cash and/or debt instruments as set forth in the Offer.

         (b) If Tek declines to exercise the option provided in clause (a) above as to any or all of the Shares proposed to be transferred in the Offer, prior to the end of the 10-day option period provided it in clause (a) above, Tek shall so notify the Company and the

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                                      -5-

Shareholder who received the Offer, and the Company shall then have the option, exercisable by giving notice to the Shareholder who received the Offer and to Tek, within fifteen days of receiving notice from Tek of Tek's decision to decline to exercise the option provided in clause (a) above, with respect to any or all of the Shares proposed to be transferred in the Offer, to purchase all of those Shares proposed to be transferred in the Offer which Tek has declined to purchase for such consideration per Share in cash and/or debt instruments as set forth in the Offer.

         (c) If, upon the expiration of the option periods provided in clauses
(a) and (b) above, Tek and the Company have not exercised their options so as to purchase in the aggregate all of the Shares proposed to be transferred in the Offer, then, subject to the transfer restrictions herein, the Shareholder wishing to transfer the Shares proposed to be transferred in the Offer shall be free to do so, but only to the same transferee, and upon the same terms and conditions stated in his or her notice of intention to transfer. If the Shares proposed to be transferred under this Section 7 are not transferred within 30 days following the expiration of the last of the aforesaid option periods, such Shares shall again be restricted by, and may not be transferred without full compliance with, this Agreement.

         8. Board of Directors. (a) (a) The Company's initial Board of Directors shall consist of three directors, of whom two (2) shall be designated by Tek (collectively, the "Tek Directors") and one (1) shall be Kyle M. Tager (the "Shareholder Director"). In the event of any increase in the size of the Board of Directors, Tek and the Shareholders shall have the right to designate additional members of the Board in the same such proportion represented by the Tek Directors and the Shareholder Directors.

         (b) At any special or annual meeting of the shareholders of the Company at which the election of directors is considered or by consensual action of the shareholders of the Company with respect to the election of directors, Tek and the Shareholders shall vote all of its or their Shares for the election of the Tek Directors and the Shareholder Director(s).

         (c) In the event a vacancy is created on the Company's Board of Directors by the death, removal or resignation of any director ( a "Former Director"), the person to fill such vacancy shall be designated as soon as practicable, but in no event later than thirty (30) days after the vacancy is created, by the remaining Tek Director(s) if the Former Director was a Tek Director and by the Shareholder Directors if the Former Director was a Shareholder Director. If such vacancy is not filled within such thirty (30) day period, the President of the Company shall within seven (7) days thereafter designate a person to fill such vacancy. Upon such designation, the Company's Board of Directors shall meet as soon as practicable, but in no event later than thirty (30) days thereafter, for the purpose of approving and appointing such designee to fill the vacancy.

         (d) If at any time Tek shall deliver to the Company a written statement expressly proposing the removal of any Tek Director, or the Shareholders shall deliver to the Company a written statement expressly proposing the removal of any Shareholder Director, Tek and the Shareholders shall vote all of its or their Shares, in the manner described for the election of directors in Section 9(b), for the removal of such director.

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         (e) The terms and provisions of this Section 8 shall expire upon the consummation of an equity investment in the Company by a third party of at least $1 million.

         9. Voting

         Each shareholder shall vote all of its Shares (by a vote at a meeting or by consensual action of the shareholders of the Company) upon any matter submitted to the shareholders of the Company for a vote or for consensual action, in such a manner as to be consistent and not in conflict with, and to implement, the provisions of this Agreement.

         10. Inclusion of Shares in the Event of an Initial Public Offering In the event that the Company files a registration statement (a "Registration Statement") in connection with an initial public offering of its Common Stock (an "IPO") and any Shareholder or Tek is permitted to include in such Registration Statement any of its Shares for distribution in the IPO, then each of Tek or such other Shareholder, as applicable, shall be permitted to include in such Registration Statement for sale in the IPO the same percentage of its Shares held of record, in the aggregate, by itself and its Permitted Transferees, as any other Shareholder or Tek.

         11. Specific Enforcement. The Company, Tek and each Shareholder expressly agree that a remedy at law alone will be inadequate in the even that the covenants and agreements of the parties hereto are breached. Therefore, each party hereto agrees that each party hereto shall be entitled to an injunction to prevent any such breach, in addition to all other remedies to which it may be entitled, at law or in equity.

         12. Notices. Notices given hereunder shall be in writing and shall be deemed received (i) when hand delivered or when delivered by telecopy or other method of facsimile, (ii) one business day after being sent by a nationally recognized overnight delivery service for next business day delivery, and (iii) five days after being sent by registered mail, return receipt requested, postage prepaid, to the party being notified at such party's address specified above or on Schedule I hereto, or such other address of which the addressee may subsequently notify the other parties in writing.

         13. Continuation. The rights and obligations under this Agreement shall continue after the death of any Shareholder or termination of the relationship of any Shareholder with the Company for any reason, or no reason.

         14. Invalidity of Transfer. No purported sale, encumbrance, gift or other transfer of any Shares by any of the Shareholders in violation of any provision of this Agreement shall be valid, and the Company shall not transfer any of said shares on the books of the Company, nor shall any of said Shares be entitled to vote, nor shall any dividends be paid thereon during the period of any such violation. Such disqualifications shall be in addition to and not in lieu of any other legal or equitable right to enforce said provisions.

         15. Extraordinary Events

         If from time to time during the term hereof there is any stock split, stock dividend, recapitalization, consolidation or similar event, or any consolidation, merger or sale of all or substantially all, of the assets of the Company, then, in such event, any and all new, substituted

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or additional securities or other property (other than cash) to which the
Shareholder is entitled by reason of his ownership of Shares shall be immediately subject to the provisions of this Agreement and be included in the term "Shares" for all purposes thereof.

         16. Legend. All certificates representing any Shares held by any Shareholder shall be stamped or otherwise imprinted with a legend in substantially the following form (in addition to any legend required under applicable Federal or state securities laws):

          ANY DISPOSITION OF ANY INTEREST IN THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO RESTRICTIONS, AND THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS OF A CERTAIN AGREEMENT BETWEEN THE RECORD HOLDER HEREOF, TEKINSIGHT.COM, INC. AND THE COMPANY, COPIES OF WHICH WILL BE MAILED TO ANY HOLDER OF THIS CERTIFICATE WITHOUT CHARGE WITHIN FIVE (5) DAYS OF RECEIPT BY THE COMPANY OF A WRITTEN REQUEST THEREFOR.

         Each Shareholder agrees that the Company may impose or instruct its transfer agent to impose transfer restrictions on the Shares represented by certificates bearing the legend referred to in this Section 16 to enforce the provisions of this Agreement. The legend may be removed upon termination of this Agreement.

         17. Entire Agreement and Amendments. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and neither this Agreement nor any provision hereof may be waived, modified, amended or terminated except by a written agreement signed by each of the parties hereto; provided, however, that this Agreement may be amended, with the consent only of the Company, to add additional parties signatory hereto (including, without limitation, to add new Shareholders as additional parties signatory hereto) and in connection with any such amendment to amend Schedule I hereto. No waiver of any breach or default hereunder shall be considered valid unless in writing, and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or similar nature.

         18. Successors and Assigns. This Agreement shall be binding upon the heirs, personal representatives, executors, administrators, successors and assigns of the parties.

         19. Severability. If any provision of this Agreement shall be held to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render illegal, invalid or unenforceable any other provision of this Agreement, and this Agreement shall be carried out as if any such illegal, invalid or unenforceable provision were not contained herein.

         20. Captions. Captions are for convenience only and are not deemed to be part of this Agreement.

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         21. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

         22. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without reference to its principles of conflicts of law.

         23. Term of Agreement. This Agreement shall be effective as of the date first hereinabove set forth and shall, except as otherwise provided herein, terminate on the occurrence of a Qualified Public Offering (as referred to above).

         24. Interpretation. The parties acknowledge and agree that: (i) each party and its counsel, if any, reviewed and negotiated the terms and provisions of this Agreement and have contributed to its revision; (ii) the rule of construction to the effect that any ambiguities are resolved against the drafting party shall not be employed in the interpretation of this Agreement; and (iii) the terms and provisions of this Agreement shall be construed fairly as to all parties hereto, regardless of which party was generally responsible for the preparation of this Agreement.

         25. Waiver of Any Conflicts of Interest. Each of the parties to this Agreement hereby agrees that Nixon Peabody LLP may serve as counsel to the Company, Tek and/or any of their affiliates in connection with this Agreement, the transactions contemplated hereby and any future interpretations thereof or litigation relating thereto, and each of the parties hereto hereby waives any conflict of interest arising therefrom or relating thereto.

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         IN WITNESS WHEREOF, the parties have executed this Agreement on and as of the date first set forth above.

                                    TEKINSIGHT.COM, INC.

                                    By:_________________________________________
                                       Name:
                                       Title:


                                    BIG TECHNOLOGIES, INC.

                                    By:_________________________________________
                                       Name:
                                       Title:


                                    THE SHAREHOLDERS:

                                     ___________________________________________
                                         KYLE M. TAGER


                                     ___________________________________________
                                         ANDREW L. LEE




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                                   SCHEDULE I

                                                              Number of Company
           Name                                                  Shares Owned
           ----                                           ----------------------
      Kyle M. Tager                                               32.375
      Andrew L. Lee                                                2.625